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                                 EXHIBIT 23.2



              CONSENT OF TAYLOR, POWELL, WILSON & HARTFORD, P.A.



                         Independent Auditors Consent
                         ----------------------------



The Board of Directors
First Bolivar Capital Corporation



We consent to the use of our audit report dated January 14, 1998, on the financial statements of First Bolivar Capital Corporation as of December 31, 1997 and 1996, and for each of the years in the two-year period ended
December 31, 1997, included in Part I of the Registration Statement on Form S-4 of First M&F Corporation and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.



                  /s/ TAYLOR, POWELL, WILSON & HARTFORD, P.A.



Greenwood, Mississippi
October 28, 1998